AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2005

                                                     REGISTRATION NO. 333-122062
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                 AMENDMENT NO. 5
                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

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                         VELOCITY ASSET MANAGEMENT, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                         6153                     65-0008442
----------------------------     -------------------------       ---------------
(State or Other Jurisdiction        (Primary Standard            I.R.S. Employer
      of Incorporation           Industrial Classification        Identification
      Or Organization                   Code Number                   Number


      48 S. Franklin Turnpike, 3rd Floor, Ramsey, NJ 07446 - (201) 760-6306
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        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                         ------------------------------

                                JOHN C. KLEINERT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         VELOCITY ASSET MANAGEMENT, INC.
                       48 S. FRANKLIN TURNPIKE, 3RD FLOOR
                            RAMSEY, NEW JERSEY 07446
                                 (201) 760-6306

                         ------------------------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

                             STEVE A. SAIDE, ESQUIRE
                        158 West 27th Street, Third Floor
                               New York, NY 10001
                                 (212) 367-9400


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering [ ]___________

         If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________


     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]___________

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                         CALCULATION OF REGISTRATION FEE

                                                AMOUNT OF       PROPOSED MAXIMUM      PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                   SHARES TO BE         OFFERING         AGGREGATE OFFERING
   SECURITIES TO BE REGISTERED                  REGISTERED      PRICE PER SHARE (1)        PRICE (1)       REGISTRATION FEE
--------------------------------------         ------------     -------------------   ----------------     ----------------
Common Stock, par value $.001.........         5,206,022(2)       $  4.15                $21,604,991          $2,542.91(3)

(1) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the closing bid and ask prices for the Common Stock as reported on the OTC Bulletin Board on January 11, 2005, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(2) Such presently indeterminable number of additional shares of common stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination or other similar changes in the common stock.

(3)  The Registrant has paid $3,410.11

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                     PART II

ITEM 27. EXHIBITS

EXHIBIT
NUMBER     TITLE                                                                                  REFERENCE
------     -----                                                                                  ---------
  2.1      Agreement and Plan of Merger dated as of February 3, 2004, by and among Tele-Optics,
           Inc., TLOP Acquisition Company, L.L.C., STB, Inc., John C. Kleinert, W. Peter Ragan,
           Sr. and W. Peter Ragan, Jr.                                                                 A*
  3.1(2)   Certificate of Incorporation                                                                B*
  3.1(3)   Amendment to Certificate of Incorporation                                                   C*
  3.2(2)   By-laws, as currently in effect                                                             B*
  4.1      Specimen Common Stock Certificate                                                           D*
  4.2      Form of Subscription Agreement                                                              E*
  4.3      Loan and Security Agreement, dated as of January 27, 2005, by and between Velocity
           Investments, LLC and Wells Fargo Foothill, Inc.                                             F*
  4.4      General Continuing Guaranty, dated January 27, 2005, executed by Registrant in favor
           of Wells Fargo Foothill, Inc.                                                               F*
  4.5      Security and Pledge Agreement, dated as of January 27, 2005, by and between Registrant
           and Wells Fargo Foothill, Inc.                                                              F*
  4.6      Subordination Agreement, dated as of January 27, 2005, by and between Registrant and
           Wells Fargo Foothill, Inc.                                                                  F*
  4.7      Form of promissory note issued on April 15, 2005                                            G*
  5.1      Opinion of Steven A. Saide, Esq. as to the legality of the securities being registered   Attached*
  10.1     Business Advisory Agreement, dated as of February 5, 2004, by and between Lomond
           International, Inc. and Registrant                                                          H*
  10.2     Employment Contract, dated as of September 8, 2004, by and between Registrant and
           James J. Mastriani                                                                          I*
  10.3     Independent Consulting Agreement, dated December 16, 2004, between Registrant and The
           Del Mar Consulting Group, Inc.                                                              J*
  10.4     Non-qualified Stock Option Agreement, dated December 16, 2004, between Registrant and
           The Del Mar Consulting Group, Inc.                                                          J*
  10.5     Employment Agreement, dated as of January 1, 2004, between John C. Kleinert and STB,
           Inc. (n/k/a Velocity Asset Management, Inc.) K* 10.6 Addendum, dated
           September 1, 2004, to Employment Agreement, dated as of January 1,
           2004, between John C. Kleinert and Registrant                                               K*
  10.7     Employment Agreement, dated as of January 1, 2004, between John C. Kleinert and J.
           Holder, Inc.                                                                                K*
  10.8     Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1,
           2004, between John C. Kleinert and J. Holder, Inc.                                          K*
  10.9     Employment Agreement, dated as of January 1, 2004, between Velocity Investments, LLC
           and W. Peter Ragan, Jr.                                                                     K*
  10.10    Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1,
           2004, between W. Peter Ragan, Jr. and Velocity Investments, LLC                             K*
  10.11    Employment Agreement, dated as of January 1, 2004, between VOM, LLC and W. Peter
           Ragan, Sr.                                                                                  K*
  10.12    Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1,
           2004, between W. Peter Ragan, Sr. and VOM, LLC                                              K*
  10.13    Retainer Agreement, dated as of January 1, 2005, between Ragan & Ragan, P.C. and
           Velocity Investments, LLC                                                                   K*
  10.14    Retainer Agreement, dated as of January 1, 2005, between Ragan & Ragan, P.C. and VOM,
           LLC                                                                                         K*
  10.15    Retainer Agreement, dated as of January 1, 2005, between Ragan & Ragan, P.C. and J.
           Holder, Inc.                                                                                K*
  10.16    Form of Legal Collection Agreement                                                          K*
  10.17    Real Estate Joint Venture Agreement dated as of June 2, 2005, executed by J. Holder,
           Inc. and Groveland Estates, LLC                                                             L*
  16.1     Letter of Robert C. Seiwell, Jr. CPA                                                        M*
  23.1     Consent of Cowan, Gunteski & Co. P.A.                                                       N*
  24.1     Power of Attorney                                                                           O*
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

A Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2004.
B Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33.13609A) filed with the Securities and Exchange Commission.
C Incorporated by reference to Registrant's Definitive Information Statement filed with the Securities and Exchange Commission on March 19, 2004.
D Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on April 15, 2005.
E Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2004.
F Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2005.
G Incorporated by reference to Registrant's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 19, 2005.
H Incorporated by reference to Schedule 13D filed by Lomond International, Inc. with the Securities and Exchange.
I Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2004.
J Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2005.
K Filed as part of Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-122062, filed with the Securities Exchange Commission on March 16, 2005.
L Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2005.
M Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2004.
O Filed as part of Amendment No. 4 to the Registration Statement on Form SB-2, File No. 333-122062, filed with the Securities and Exchange Commission on July 26, 2005.
N Filed as part of the signature page to the Registration Statement on Form SB-2, File No. 333-122062, filed with the Securities and Exchange Commission on January 14, 2005.
* In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.
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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has authorized this Amendment No.5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on the 24th day of July 27, 2005.


                                       VELOCITY ASSET MANAGEMENT, INC.


                                       By: /s/ JOHN C. KLEINERT
                                           -------------------------------------
                                           John C. Kleinert
                                           Chief Executive Officer and President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                              TITLE                     DATE
     ---------                              -----                     ----

/s/ JOHN C. KLEINERT             Director, Chief Executive         July 27, 2005
---------------------------      Officer and President
John C. Kleinert                 (Principal Executive Officer)


        *                        Treasurer and Secretary            July 27 2005
---------------------------
W. Peter Ragan, Jr.